Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	January 1, 2004 through January 31, 2004
Payment Date	January 1, 2004 through January 31, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,180,282,422.16	0.944200761
Ending	$1,172,787,993.94	0.938205379

Change	$7,494,428.22	0.005995383
A-I-1 Notes
Beginning	$400,000,000.00	1.000000000
Ending	$375,424,316.48	0.938560791

Change	$24,575,683.52	0.061439209
A-II-1 Notes
Beginning	$750,000,000.00	1.000000000
Ending	$698,131,033.05	0.930841377

Change	$51,868,966.95	0.069158623
A-II-2
Beginning	$100,000,000.00	1.000000000
Ending	$93,084,137.74	0.93084137

Change	$6,915,862.26	0.069158623
Additional Balance Increase Amount
Beginning	$—
Ending	$—

Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$453,333.33	1.1333333
A-II-1	$850,000.00	1.1333333
A-II-2	$95,833.33	0.9583333
Enhancer Premium	$156,250.00
Interest Rates
A-I-1 WAC	4.09%
A-II-1 & A-II-2 WAC	4.07%
Libor	1.1000%
Libor + 26 bps	1.3600%
Auction Rate	1.1500%
A-I-1 & A-II-1 Note Rate	1.3600%
A-II-2 Note Rate	1.1500%
Principal Distributions		Factor per 1000
A-I-1	$24,575,683.52	61.44
A-II-1	$51,868,966.95	69.16
A-II-2	$6,915,862.26	69.16
Certificate	$—
Funding Account Balance
Group 1	$—
Group 2	$—
Liquidation Loss Amounts
Group 1	$—
Aggregate Liquidation Losses	$(42,695.65)
Group 2	$—
Aggregate Liquidation Losses	$(18,420.10)
Enhancer Premium	$156,250.00

Aggregate Note Balance	$1,166,639,487.27
Target Overcollateralization Amount	$15,625,000.00
Overcollateralization Amount	$6,148,506.67
Excess to Certificateholder	$—
Net Excess Spread Percentage	2.742%
2-month Rolling Average Net Excess Percentage	2.707%
3-month Rolling Average Net Excess Percentage	2.675%

Wachovia Bank, National Association
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$11,481,145.30
Net Interest	$1,040,886.69
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$378,254,992.11
Ending Balance	$376,628,134.62

Net	$1,626,857.49
Principal Collections	$(11,481,145.30)
Net Draws	$9,854,287.81
Net Principal	$(1,626,857.49)
Gross Interest	$1,198,492.94
Servicing Fee	$(157,606.25)

Net Interest	$1,040,886.69
Enhancer Premium	$(50,000.00)
Note Interest	$(453,333.33)

Excess Spread	$537,553.36
Additional Balance Inc.	$—
Group Excess	$537,553.36
Transfer (to) from Group 2	$—
Excess to Certificate	$—
Delinquencies
30 - 59 Days Past Due	3	$128,934.43
60 - 89 Days Past Due	—	$—
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures	—	$—
REO	—	$—
Funding Account
Beginning	$22,411,272.67
Deposit	$(22,411,272.67)

Ending	$—
Target O/C Amount	$5,000,000.00
O/C Amount	$1,203,818.14
Gross CPR (Annualized)	30.918%
Net CPR (Annualized)	5.041%
Draw Rate (Annualized)	27.150%
WAM	223.19
Age	12.18

Group 2 Pool

Principal	$29,932,563.91
Net Interest	$2,261,238.19
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$802,027,430.05
Ending Balance	$796,159,859.32

Net	$5,867,570.73
Principal Collections	$(29,932,563.91)
Net Draws	$24,064,993.18
Net Principal	$(5,867,570.73)
Gross Interest	$2,595,416.29
Servicing Fee	$(334,178.10)

Net Interest	$2,261,238.19
Enhancer Premium	$(106,250.00)
Note Interest	$(945,833.33)

Excess Spread	$1,209,154.86
Additional Balance Inc.	$—
Group Excess	$1,209,154.86
Transfer (to) from Group 1	$—
Excess to Certificate	$—
30 - 59 Days Past Due	1	$37,003.64
60 - 89 Days Past Due	3	$86,186.41
90 - 119 Days Past Due	3	$184,433.99
120 - 149 Days Past Due	2	$503,841.07
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures	—	—
REO	—	—
Beginning	$51,708,103.61
Deposit	$(51,708,103.61)

Ending	$—
Target O/C Amount	$10,625,000.00
O/C Amount	$4,944,688.53
Gross CPR (Annualized)	36.646%
Net CPR (Annualized)	8.434%
Draw Rate (Annualized)	30.620%
WAM	219.69
Age	13.27